Fifth Street Asset Management Inc. Announces Intent to Dissolve FSAM and Declares a Contingent Initial Distribution of $2.75

GREENWICH, CT, Oct. 25, 2017 – Fifth Street Asset Management (NASDAQ:FSAM) (“FSAM” or the “Company”) today announced its Board of Directors has determined that it is in the best interest of FSAM and its stockholders to dissolve the Company and wind up its affairs in accordance with the requirements of Delaware law and the Internal Revenue Code of 1986. FSAM expects that a preliminary information statement will be filed with the SEC in October 2017, which will notify the stockholders of FSAM of action to be taken by written consent to approve the dissolution and winding up of FSAM. If the proposed dissolution is approved, FSAM intends to distribute all available cash to its stockholders over time, other than what may be required to pay expenses and pay or make reasonable provision for known and potential claims and obligations of FSAM, as required by applicable law.

In addition, on October 23, 2017, the Board of Directors declared a contingent distribution of $2.75 per share payable on December 26, 2017, to stockholders of record of its Class A Common Stock as of December 15, 2017. The distribution is contingent upon FSAM filing a certificate of dissolution on or prior to December 11, 2017.

About Fifth Street Asset Management Inc.

Prior to the closing of the asset sale to Oaktree on October 17, 2017, Fifth Street Asset Management Inc. (NASDAQ:FSAM) was a nationally recognized credit-focused asset manager. The firm managed two publicly traded business development companies, Fifth Street Finance Corp. and Fifth Street Senior Floating Rate Corp. The Fifth Street platform provided innovative and customized financing solutions to small and mid-sized businesses across the capital structure through complementary investment vehicles and co-investment capabilities. With a nearly 20-year track record focused on disciplined credit investing across multiple economic cycles, Fifth Street was led by a seasoned management team that issued billions of dollars in public equity, private capital and public debt securities. Fifth Street's national origination strategy, proven track record and established platform have allowed the firm to surpass $10 billion of loan commitments since inception. For more information, please visit fsam.fifthstreetfinance.com.

Forward-Looking Statements

Some of the statements in this press release may include, and certain oral statements made by our representatives from time to time may include, forward-looking statements that reflect current views with respect to future events and financial performance. Statements that include the words “should,” “expect,” “will,” “intend” and similar statements of a future or forward-looking nature identify forward-looking statements in this press release or similar oral statements for purposes of the U.S. federal securities laws or otherwise, although not all forward-looking statements include such words. Such statements are “forward looking” statements, as such term is defined in the Private Securities Litigation Reform Act of 1995, and involve assumptions, risks and uncertainties, all of which can change over time. Actual results could differ materially from those expressed or implied in these forward-looking statements for any reason.  Risks and uncertainties specific to FSAM include (a) that FSAM has limited to no revenue generating operations, (b) that future dividends and distributions of proceeds relating to the transaction with Oaktree to FSAM Class A stockholders must be declared by the FSAM Board, subject to applicable law, (c) that any amounts distributed to FSAM Class A stockholders may not be reflective of the price at which any investor has purchased, or may purchase, shares of FSAM Class A common stock and (d) that ongoing operational costs at FSAM and its subsidiaries and potential wind-down costs may impact amounts that may be available for distribution by FSAM to its Class A stockholders. FSAM undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CONTACT:

Investor Contact:

Robyn Friedman

(203) 681-3720

ir-fsam@fifthstreetfinance.com